Exhibit 10.01

VOTING AND STANDSTILL AGREEMENT
This Voting and Standstill Agreement (this “Agreement”) is made and entered into as of August 12, 2019 by and among Cloudera, Inc., a Delaware corporation (the “Company”), Mr. Carl C. Icahn, Icahn Enterprises, L.P. and their affiliated entities listed on Exhibit A and set forth in the signature pages hereto (collectively, and along with any other affiliated entities that may now or hereafter beneficially own securities of the Company, the “Icahn Group”) (each of the Company and the Icahn Group, a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
WHEREAS, the Company and the Icahn Group have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;
WHEREAS, as of the date of this Agreement, the Icahn Group have a beneficial ownership (as determined under Rule 13d‑3 promulgated under the Exchange Act (as defined below)) interest in the common stock, par value $0.00005 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 50,343,460 shares (the “Shares”), or approximately 18.36% of the shares of Common Stock issued and outstanding on the date of this Agreement (“Icahn’s Ownership”);
WHEREAS, as of the date of this Agreement, the Company and the Icahn Group have come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement,
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:
1.Board Appointments and Related Agreements.
(a)    Board Appointments and Replacement Rights.
(i)    The Company agrees that immediately following the execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to appoint to the Board Nicholas Graziano and Jesse Lynn (the “Icahn Appointees”) as directors of the Company. Each of the Icahn Appointees shall be appointed as a Class I director with a term expiring at the Company’s 2021 annual meeting of stockholders. The Icahn Appointees shall submit to the Company a fully completed copy of the Company’s standard director & officer questionnaire (the “D&O Questionnaire”) and, to the extent reasonably requested by the Company, the other Director Onboarding Documentation (as defined below)
(ii)    During the period commencing with the date of this Agreement through the expiration of the Standstill Period (as defined below), the Board and all applicable committees of the Board shall take all necessary actions so that the size of the Board is no more than ten (10) directors, unless the Icahn Group consents in writing to any proposal to increase the size of the Board or stockholders of the Company take such actions to increase the size of the Board; provided that following the appointment of a new Chief Executive Officer, the Board may expand the size of the Board to eleven (11) directors, solely to appoint the Company’s Chief Executive Officer as an eleventh (11th) director.
(iii)    If at any time after the date of this Agreement, the Icahn Group, together with the Icahn Affiliates, ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d‑3 (as in effect from time to time) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), an aggregate Net Long Position (X) of at least 15.0% of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) the Icahn Group shall cause one of the Icahn Appointees to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Appointee; or (Y) of at least 5.0% of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) the Icahn Group shall cause each of any remaining Icahn Appointee(s) to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace any such Icahn Appointee. As a condition to each Icahn Appointee’s appointment to the Board, the Icahn Group hereby represents that each Icahn Appointee has submitted, or shall no later than the date hereof submit, an irrevocable resignation letter pursuant to which the Icahn Appointee shall resign from the Board and all applicable committees thereof effective automatically and immediately if the Icahn Group fails to satisfy such applicable Net Long Position at any time after the date of this Agreement. For purposes of this Agreement: the term “Net Long Position” shall mean: such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e‑4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares (provided that any forward contracts entered into prior to the date of this Agreement and disclosed on the Schedule 13D (as defined below) be deemed to be included in the Net Long Position until the earlier of such time as they are closed out and converted into shares or twenty‑five (25) calendar days following the date of this Agreement provided that in the event of a second request (or substantial equivalent) under the Hart-Scott-Rodino Act or other applicable competition laws or regulation (collectively “HSR”) such period shall be extended until earlier of (I) one hundred twenty (120) calendar days or upon (II) either the Icahn Group or the Company being notified by the Federal Trade Commission or

Department of Justice of its intent to bring an action challenging the acquisition of Company securities by the Icahn Group); and the terms “person” or “persons” shall mean any individual, corporation (including not‑for‑profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature. The Icahn Group will use best efforts to cause the HSR waiting period to expire or be terminated as promptly as possible. Without limiting the foregoing, the Icahn Group will substantially comply with any Request for Additional Information within sixty (60) days of receipt.
(iv)    If any Icahn Appointee is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Standstill Period, and at such time and at all times since the date of this Agreement, the Icahn Group beneficially owns (as determined under Rule 13d‑3 under the Exchange Act) at least the applicable Net Long Position set forth in the preceding section, the Icahn Group shall have the ability to recommend a replacement person for appointment to the Board in accordance with this Section 1(a)(iv) (any such replacement nominee shall be referred to as a “Replacement Director,” and upon becoming a Replacement Director, such person shall be deemed an Icahn Appointee for purposes of this Agreement). Any Replacement Director must (A) be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld), (B) qualify as “independent” pursuant to New York Stock Exchange (“NYSE”) listing standards, (C) have the relevant financial and business experience to be a director of the Company, (D) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, (collectively clauses (A) through (D), the “Director Criteria”); provided that no new Director Criteria will be adopted that would have prevented the Icahn Designees from becoming directors had such criteria been in effect today. Any Replacement Director who is a partner or senior employee of the Icahn Group that has relevant business and financial experience will be approved and appointed to the Board no later than (5) five business days following the submission of the D&O Questionnaire, so long as such Replacement Director qualifies as “independent” pursuant to the NYSE listing manual and satisfies clause (D) in the preceding sentence (as determined in good faith by the Nominating Committee (as defined below)); provided further, that for the avoidance of doubt, Carl C. Icahn shall be deemed to satisfy the foregoing criteria. As a condition to each Replacement Director’s appointment to the Board, the Icahn Group shall represent that such Replacement Director has submitted, or shall no later than the date effective time of such appointment submit, an irrevocable resignation letter pursuant to which the Replacement Director shall resign from the Board and all applicable committees thereof effective automatically and immediately if the Icahn Group fails to satisfy the applicable Net Long Position at any time after the date of this Agreement in accordance with Section 1(a)(iv). The Nominating and Governance Committee of the Board (the “Nominating Committee”) shall use its reasonable best efforts to make its determination and recommendation (which it shall undertake reasonably and in good faith) regarding whether any other such Replacement

Director (other than any Replacement Director who is a partner or senior employee of the Icahn Group, who is covered by the prior sentence) meets the foregoing criteria within five (5) business days after (x) such nominee has submitted to the Company the D&O Questionnaire and other Director Onboarding Documentation and (y) representatives of the Board have conducted customary interview(s) of such nominee, if such interviews are requested by the Board or the Nominating Committee. The Company shall use its reasonable best efforts to conduct any interview(s) contemplated by this Section 1(a)(iv) as promptly as practicable, but in any case, assuming reasonable availability of the nominee, within ten (10) business days after the Icahn Group’s submission of such nominee. In the event the Nominating Committee does not accept a person recommended by the Icahn Group as the Replacement Director, the Icahn Group shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating Committee recommending such person in accordance with the procedures described in this Section 1(a)(iv). Upon the recommendation of a Replacement Director nominee by the Nominating Committee, the Board shall use reasonable best efforts to vote on the appointment of such Replacement Director to the Board no later than five (5) business days after the Nominating Committee recommendation of such Replacement Director; provided, however, that if the Board does not elect such Replacement Director to the Board pursuant to this Section 1(a)(iv), the Parties shall continue to follow the procedures of this Section 1(a)(iv) until a Replacement Director is elected to the Board. Subject to NYSE rules and applicable law, upon a Replacement Director’s appointment to the Board pursuant to Section 1(a)(iii), the Board and all applicable committees of the Board shall take all necessary actions to appoint such Replacement Director to any applicable committee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal. Subject to NYSE rules and applicable law, until such time as any Replacement Director is appointed to any applicable committee, one of the other Icahn Appointees (as designated by the Icahn Group) will serve as an interim member of such applicable committee.
(b)    Board Committees.
(i)    Immediately following the execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to appoint Nicholas Graziano to the Mergers & Acquisitions Committee.
(ii)    From and after the date of this Agreement, so long as an Icahn Appointee is a member of the Board: (1) the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee unless, in each case, one of the Icahn Appointees is a member (if the committee has more than 4 members then both of the Icahn Appointees shall be appointed members thereof); (2) any Board consideration of appointment and employment of a Chief Executive Officer, such consideration, and voting with respect thereto, shall take place only at the full Board level or in committees of which Jesse Lynn is a member.

(iii)    The Board shall give each Icahn Appointee the same due consideration for membership to any committee of the Board as any other independent director.
(iv)    The Company acknowledges that any director is permitted to attend any committee meeting regardless of whether such director is a member of such committee.
(v)    To the extent permitted by law and the Company’s existing insurance coverage, from and after the date of this Agreement, the Icahn Designees shall be covered by the same indemnification and insurance provisions, agreements and coverage as are applicable to the individuals that are currently directors of the Company.
(c)    Additional Agreements.
(i)    The Icahn Group shall comply, and shall cause each of its controlled Affiliates and Associates to comply, with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the term “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For this purpose, “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The term “Associate” shall mean (A)  any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.
(ii)    Upon execution of this Agreement, the Icahn Group hereby agrees that, unless the Company or the Board has materially breached any material provision of this Agreement and failed to cure such material breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, except as provided herein, the Icahn Group will not, and that it will not permit any of its controlled Affiliates or Associates to, (A) nominate or recommend for nomination any person for election to the Board at the 2020 Annual Meeting, directly or indirectly, (B) submit any proposal for consideration at, or bring any other business before, the 2020 Annual Meeting, directly or indirectly, (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2020 Annual Meeting, directly or indirectly, or (D) publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(c)(ii).
(iii)    Unless the Company or the Board has materially breached any material provision of this Agreement and failed to cure such material breach within five (5)

business days following the receipt of written notice from the Icahn Group specifying any such breach, the Icahn Group shall appear in person or by proxy at the 2020 Annual Meeting and vote all shares of Common Stock beneficially owned by Icahn at the 2020 Annual Meeting (A) in favor of all of the Company’s nominees and (B) in favor of the ratification of the appointment of the Company’s choice as the independent registered public accounting firm for the 2020 fiscal year.
(iv)    The Icahn Group acknowledges that, within 3 business days of the date of this Agreement, each new Icahn Appointee is required to submit to the Company a fully completed copy of the D&O Questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of new Board members, including (1) having provided all information reasonably requested by the Company that is required to be disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company and (2) having provided information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company (the materials described in this sentence, the “Director Onboarding Documentation”).  Any Replacement Director shall also promptly (but in any event prior to being appointed to the Board in accordance with this Agreement) submit to the Company a fully completed copy of the D&O Questionnaire and other Director Onboarding Documentation (including an authorization form to conduct a background check) required by the Company in connection with the appointment or election of new Board members. The Parties acknowledge and agree that each of the Icahn Appointees (and any Replacement Director), upon election to the Board, will serve as a member of the Board and will be governed by the same protections and shall comply with all obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other guidelines and policies, codes, procedures, processes, rules and standards of the Company as other directors on the Board (collectively, “Company Policies”) and shall be required to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees.
(v)    The Icahn Group agrees that the Board or any committee thereof, in the exercise of its duties, may recuse the Icahn Appointee (or the Replacement Director who is a partner or senior employee of the Icahn Group) from any Board or committee meeting or portion thereof at which the Board or any such committee is evaluating and/or taking action with respect to (A) the ownership of Shares by the Icahn Group, (B) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement with respect to the Icahn Group, (C) any action taken in response to actions taken or proposed by the Icahn

Group or its Affiliates with respect to the Company or (D) any proposed transaction between the Company and the Icahn Group or its Affiliates.
(vi)    From the date of this Agreement until each Icahn Appointee is appointed to the Board, the Company and the Board shall not take any actions to amend, or seek to amend, the Company’s governance structure, including through amendments to the Company’s Certificate of Incorporation and/or Bylaws, in a way that undermines or conflicts with the arrangements contemplated hereby.
(vii)    During the Standstill Period (as defined below), the Company shall not adopt a Rights Plan unless the “Acquiring Person” definition exempts the Icahn Group up to a beneficial ownership of 20.0% of the then‑outstanding shares of Common Stock. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.
(viii)    With respect to the 2021 annual meeting and each subsequent meeting at which the Icahn Appointees’ term would expire (such that such Icahn Appointees would be subject to re-election to the Board), the Company shall notify the Icahn Group in writing no less than sixty (60) calendar days before the advance notice deadline set forth in the Company’s By-Laws whether the Icahn Appointees will be nominated by the Company for election as directors at such annual meeting and, if the Icahn Appointees are to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Appointees so nominated by the Company (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Appointees, including the Icahn Appointees in the Company’s proxy statement and proxy card for such annual meeting and otherwise supporting the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate); provided, that if any Icahn Appointees resign from the Board following such notice, the Company shall not be obligated to nominate such Icahn Appointees for election at such annual meeting.
2.    Standstill Provisions.
(a)    The Icahn Group agrees that, unless the Company or the Board has materially breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, from the date of this Agreement until the later of (x) the date that is thirty (30) calendar days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 annual meeting of stockholders or (y) the date thirty (30) days following the date that no Icahn

Appointee is on the Board and the Icahn Group has no right to designate a Replacement Director (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), neither it nor any of its controlled Affiliates or Associates will, and it will cause each of its controlled Affiliates and Associates not to, directly or indirectly, in any manner:
(i)    effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings), offer or propose (whether publicly or privately) to effect, or cause or participate in, or in way knowingly assist encourage, support or facilitate any other person to effect or seek, offer or propose to effect any of the following involving the Company or any of its subsidiaries or its or their securities or a material amount of assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, liquidation or dissolution (each and collectively, an “Extraordinary Transaction”), or publicly comment, or privately comment in a manner reasonably expected not to be held in confidence, on any third party proposal regarding any Extraordinary Transaction by any third party prior to or following such proposal becoming public (other than a Permitted Extraordinary Transaction (as defined below) that has been publicly announced); provided, however, that the Icahn Appointees may raise such matters and participate in discussions of such matters as they occur in the ordinary course during meetings of the Board or committees thereof; provided that the Icahn Group shall be permitted to sell or tender their shares of Common Stock, and otherwise receive consideration, pursuant to any Extraordinary Transaction so long as no member of the Icahn Group has assisted, encouraged, supported or facilitated (whether publicly or privately) such Extraordinary Transaction; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences an Extraordinary Transaction for all of the outstanding shares of Common Stock that is approved by the Board or recommended by the Board in its Recommendation Statement on Schedule 14D-9 (a “Permitted Extraordinary Transaction”), then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (i) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (ii) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 2(a)(i) with the approval of the Board (provided that the Icahn Appointees shall be recused from the consideration and vote with respect to any such waiver).
(ii)    acquire, offer or propose to acquire any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Affiliates, would in the aggregate, beneficially own more than twenty percent (20%) of the then outstanding Common Stock; provided that, for purposes of this Section, no Person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the

Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;
(iii)    engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;
(iv)    form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the shares of Common Stock (other than a “group” that includes all or some of the entities or persons identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of the Icahn Group to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;
(v)    grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock, other than any such voting trust, arrangement or agreement solely among the members of the Icahn Group and otherwise in accordance with this Agreement;
(vi)    seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the appointment, election or removal of any directors;
(vii)    (A) make any proposal for consideration by stockholders at any annual or special meeting of the Company or through any written consent of stockholders or (B) call or seek to call a special meeting of stockholders or act by written consent;
(viii)    seek, alone or in concert with others, representation on the Board, except as specifically permitted in Section 1;
(ix)    seek to advise, encourage, support or influence any person or entity with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders or consent solicitation, except in accordance with Section 1;
(x)    seek to call any special meeting of the Company or make any request under Section 220 of the Delaware Corporations Law or other applicable legal provisions regarding inspection of books and records or other materials (including stockholder list materials) of the Company of any of its subsidiaries;
(xi)    institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company (other than to enforce its rights under this Agreement); or
(xii)    make any request or submit any proposal to amend the terms of this Agreement other than through non‑public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.
(b)    Except as expressly provided in Section 1 or Section 2(a), the Icahn Group shall be entitled to (i) vote the shares of Common Stock that it beneficially owns as it determines in its sole discretion and (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor.
(c)    Nothing in this Agreement shall be deemed to limit the exercise in good faith by an Icahn Appointee of such person’s fiduciary duties solely in such person’s capacity as a director of the Company and in a manner consistent with such person’s obligations under this Agreement.
3.    Representations and Warranties of the Company. The Company represents and warrants to the Icahn Group that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming the due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which the Company is a party or by which it is bound.
4.    Representations and Warranties of the Icahn Group. Each member of the Icahn Group represents and warrants to the Company that (a) the authorized signatory of such member set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such member thereto, (b) this Agreement has been duly authorized, executed and delivered by each member of the Icahn Group, and assuming the due execution by each counterparty hereto, constitutes a valid and binding obligation of such member, enforceable against such member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such member as currently in effect, (d) the execution, delivery and performance of this Agreement by such member does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which such member is a party or by which it is bound, (e) as of the date of this Agreement, Icahn’s Ownership is 50,343,460 shares of Common Stock, including 32,746,694 shares underlying certain forward purchase contracts exercisable within sixty (60) days hereof, (f) as of the date of this Agreement, and other than as set forth in Schedule I hereto or in the most recently Schedule 13D and any amendment thereto filed by the Icahn Group with the SEC (the “Schedule 13D”), the Icahn Group does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of shares of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d‑3 promulgated under the Exchange Act), and whether or not to be settled by delivery of shares of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), (g) no member of the Icahn Group has any knowledge of any other shareholder of the Company that intends to submit a notice to the Company to nominate directors at the 2020 Annual Meeting, and (h) as of the date of this Agreement, it has not, and will not, directly or indirectly, compensate or agree to compensate the Icahn Appointees for their service as a director of Company with any cash, securities (including, without limitation, any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to the Company or its securities, except for salary and benefits payable to the Icahn Appointees as employees of the Icahn Group in the ordinary course (collectively, “Unpermitted Compensation Arrangements”).
5.    Press Release. Promptly following the execution of this Agreement, the Company and the Icahn Group shall jointly issue a mutually agreeable press release (the “Press Release”) announcing certain terms of this Agreement in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) nor the Icahn Group shall issue any press release or make public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party. During the Standstill Period, neither the Company nor the Icahn Group nor the Icahn Appointee shall make any public announcement or statement that is inconsistent with or contrary to the terms of this Agreement, except as required by law or the rules of any stock exchange or with the prior written consent of the Party.
6.    Specific Performance. Each member of the Icahn Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Icahn Group, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 6 is not the exclusive remedy for any violation of this Agreement.
7.    Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.
8.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
9.    Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (c) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
Attention: Corporate Secretary
with a copy (which will not constitute notice) to:
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041

Attention:	David A. Bell
Gordon K. Davidson

Email:	dbell@fenwick.com
gdavidson@fenwick.com
If to the Icahn Group or any member thereof:
Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153

Attention:	Keith Cozza

Email:	kcozza@sfire.com

with a copy to (which shall not constitute notice):
Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153

Attention:	Jesse Lynn

Email:	jlynn@sfire.com

10.    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the law of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above‑named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).
12.    Mutual Non‑Disparagement. Subject to applicable law, From the date of this Agreement until the end of the Standstill Period, (1) the Icahn Group shall not, and shall not cause or permit any of their directors (or persons holding substantially similar positions however titled), officers (or persons holding substantially similar positions however titled), Associates or Affiliates, or those of their Associates or Affiliates to, directly or indirectly make, or cause to be made, by press release or similar public statement to the press or media (including social media), or in an SEC or other public filing or otherwise, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism of the Company or its controlled Affiliates but not of individual officers or directors of the Company or its Affiliates) the Company or its Affiliates or any of their respective officers or directors with respect to matters relating to their service at the Company or its Affiliates (including any former officers or directors); and (2)  the Company shall not, and shall not cause or permit any of its directors (or persons holding substantially similar positions however titled), officers (or persons holding substantially similar positions however titled), or Associates or controlled Affiliates, or those of their Associates or controlled Affiliates to, directly or indirectly make, or cause to be made, by press release or similar public statement to the press or media (including social media), or in an SEC or other public filing or otherwise, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism of the Icahn Group or its Affiliates but not of individual officers or directors of the Icahn Group or its Affiliates) any member of the Icahn Group or its Affiliates or any of their respective officers or directors with respect to matters relating to the Company or its Affiliates (including any former officers or directors).

13.    Confidentiality. On the date hereof, the Company and the Icahn Group have entered into that certain confidentiality agreement regarding confidentiality (the “NDA”), which is in full force and effect.
14.    Securities Laws. The Icahn Group acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that securities laws prohibit any person who has received from an issuer material, non‑public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
15.    Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term. This Agreement and the NDA contain the entire understanding of the Parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties with respect to the subject matter of this Agreement other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and the Icahn Group. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to the Icahn Group, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Icahn Group. The term “including” shall be deemed to be followed by the words “without limitation.” This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities. This Agreement shall terminate at the end of the Standstill Period, except the provisions of Sections 6, 8, 9, 10, 13, 14 and 15, which shall survive such termination; provided, however, that either Party may bring an action following such termination alleging a breach of this Agreement occurring prior to the end of the Standstill Period.
[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

COMPANY:

CLOUDERA, INC.

By:	/s/ Martin Cole
Name:	Martin Cole
Title:	Interim Chief Executive Officer

[Signature Page to Agreement]

CARL C. ICAHN

By:	/s/ Carl C. Icahn

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN PARTNERS LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

BECKTON CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary

[Signature Page to Agreement]

HOPPER INVESTMENTS LLC

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary

BARBERRY CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

[Signature Page to Agreement]

IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

[Signature Page to Agreement]

EXHIBIT A
Members of the Icahn Group
CARL C. ICAHN
ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
ICAHN CAPITAL LP
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.

A-1

EXHIBIT B
Press Release
(see attached)

B-1

Schedule I
Icahn Group Beneficial Ownership

None.

B-1